UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: September 9, 2022

NovaBay Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608
(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Overview

On September 9, 2022, NovaBay Pharmaceuticals, Inc. (the “Company”) entered into written agreements relating to the following two private financing transactions:

●
Warrant Reprice Transactions. Warrant reprice transactions with certain existing Company warrant holders to amend previously issued common stock, par value $0.01 per share (“Common Stock”), purchase warrants to reduce the exercise price, provide for an initial cash exercise by certain warrant holders and the issuance of a new common stock purchase warrant to such exercising holders, as well as provide for other terms as described in further detail under the heading “Warrant Reprice Transactions, Initial Exercise and Issuance of New Warrants” below (the “Warrant Reprice Transactions”).

●
Private Placement. A private placement transaction with institutional accredited investors to sell Company units (“Units”) that will consist of (i) a newly designated Series C Non-Voting Convertible Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”), (ii) a new short-term Series A-1 warrant to purchase common stock (“Short-Term Warrants”), and (iii) a new long-term Series A-2 warrant to purchase common stock (“Long-Term Warrants” and, together with the Short-Term Warrants, the “2022 Warrants”), as described in further detail under the heading “2022 Private Placement” below (the “2022 Private Placement”).

Warrant Reprice Transactions, Initial Exercise and Issuance of New Warrants

As previously disclosed in the Company’s Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 21, 2020 and November 1, 2021, respectively, the Company issued (i) Common Stock purchase warrants to a limited number of accredited investors (the “2020 Investors”) in connection with the Company’s prior warrant reprice transaction that closed on July 23, 2020 (the “2020 Original Warrants”), and (ii) Common Stock purchase warrants to a limited number of accredited investors (the “2021 Investors”) in connection with the Company’s private placement financing transaction that closed on November 2, 2021 (the “2021 Original Warrants”). The 2020 Original Warrants have an aggregate of 6,898,566 underlying shares of Common Stock that are currently exercisable at $1.65 per share. The 2021 Original Warrants have an aggregate of 37,500,000 underlying shares of Common Stock that are currently exercisable at $0.53 per share.

Reprice Letter Agreements

By letter agreement, dated September 9, 2022, the Company provided the 2020 Investors holding 2020 Original Warrants (the “2020 Reprice Letter Agreement”) and the 2021 Investors holding 2021 Original Warrants (the “2021 Reprice Letter Agreement” and together with the 2020 Reprice Letter Agreement, the “Reprice Letter Agreements”) with an opportunity to amend their respective warrants to reduce their exercise price and, in the case of the 2021 Original Warrants, extend the term of those warrants, in exchange for such warrant holders agreeing to certain limits on future warrant exercises for a period of time and entering into voting commitments on the terms set forth below. As further described below, the Reprice Letter Agreements also provided the 2020 Investors and the 2021 Investors with the opportunity to make a cash exercise of their respective warrants at the reduced exercise price and to receive a new Common Stock purchase warrant.

In addition to entering into the Reprice Letter Agreements, each of the 2020 Investors who participated in the Warrant Reprice Transaction (the “2020 Participants”) and each of the 2021 Investors who participated in the Warrant Reprice Transaction (the “2021 Participants” and together with the 2020 Participants, the “Participants”) also signed and delivered a voting commitment letter (the “Participant Voting Commitment”) to support the Reverse Stock Split Approval and the Company Guide Approval (each as defined and discussed below), and entered into a Leak-Out Agreement, dated September 9, 2022 (the “Leak-Out Agreement”), which limits the Participant’s trading in Common Stock until and including September 13, 2022. The Reprice Letter Agreements became effective and the Warrant Reprice Transactions were completed, which resulted in the Company receiving gross proceeds of $2,065,500 from the Initial Exercise, as discussed further below.

Amended Warrants

As a result of the completion of the Warrant Reprice Transactions and pursuant to the Reprice Letter Agreements, the 2020 Original Warrants held by the 2020 Participants have been amended (“Amended 2020 Warrants”) and the 2021 Original Warrants held by the 2021 Participants have each been amended (“Amended 2021 Warrants”) to provide for, among other terms, the following:

●	Reduced Exercise Price: The exercise price of the Amended 2020 Warrants and the Amended 2021 Warrants being reduced to $0.18 (the “Reduced Exercise Price”).

●
Limitation on Future Exercise: The Amended 2020 Warrants and the Amended 2021 Warrants being subject to a new restriction on the holder’s ability to exercise their warrant subsequent to the Initial Exercise (as defined below) until the later to occur of (i) six months and (ii) the date on which the Reverse Stock Split Approval and any Company Guide Approval have been obtained at a meeting of Company stockholders and such approvals become effective, including under the laws of the State of Delaware as applicable (the “Stockholder Approval Date”).

●	Termination Date: The Termination Date of the 2021 Original Warrants being extended to September 11, 2028. The Termination Date of the 2020 Original Warrants remains the same and was not extended.

New Warrants and Resale Registration

Pursuant to the Reprice Letter Agreements, (i) the 2020 Participants had the opportunity (but were not required) to elect to make a cash exercise of a portion of their Amended 2020 Warrants at the Reduced Exercise Price, which resulted in the exercise of an aggregate of 2,100,000 shares of Common Stock ( the “2020 Initial Exercise”) and (ii) the 2021 Participants all agreed to exercise an aggregate of 9,375,000 shares, or 25% of the shares of Common Stock underlying their respective Amended 2021 Warrants, at the Reduced Exercise Price (the “2021 Initial Exercise” and, together with the 2020 Initial Exercise, the “Initial Exercise”). The Company received $2,065,500 in aggregate gross proceeds from the Initial Exercise. In exchange, the 2021 Participants and the 2020 Participants that elected to participate in the Initial Exercise received a New Warrant (as described below). The 2020 Participants that did not make a 2020 Initial Exercise did not receive a New Warrant.

The Company issued to each 2021 Participant and each 2020 Participant that participated in the 2020 Initial Exercise a New Warrant to purchase a number of shares of Common Stock equal to 100% of the shares of Common Stock received by such Participant in its Initial Exercise. The form of New Warrants issued to all 2021 Participants (the “New 2021 Participant Warrants”) is substantially similar to the 2021 Original Warrants, and the form of New Warrants being issued to the 2020 Participants that elected to make a 2020 Initial Exercise (the “New 2020 Participant Warrants” and, together with the New 2021 Participant Warrants, the “New Warrants”) is substantially similar to the 2020 Original Warrants. All of the New Warrants will be initially exercisable on the later to occur of (i) the six month anniversary of the date of issuance and (ii) the Stockholder Approval Date. In addition, the New Warrants will have a term of exercise of six (6) years and an exercise price equal to $0.18. The New Warrants are also subject to a provision prohibiting the exercise thereof to the extent that, after giving effect to such exercise, the holder of such Warrant (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 4.99% or 9.99% of outstanding Common Stock. The New Warrants do not have any preemptive rights or a preference upon any liquidation, dissolution or winding-up of the Company.

Pursuant to the Reprice Letter Agreements, the Company agreed to prepare and file a registration statement with the Commission that will cover the resale of all of the Common Stock underlying the New Warrants (the “New Warrant Shares”) within 30 days of the Stockholder Approval Date.

Stockholder Approval and Other Commitments

●
Reverse Stock Split Approval. Pursuant to the Reprice Letter Agreements, within 75 days of closing the Warrant Reprice Transactions, the Company must call a special meeting to seek stockholder approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split (the “Reverse Stock Split”) of the outstanding shares of Common Stock, which Reverse Stock Split will have a ratio of not less than 1-for-10 and not more than 1-for-35 (each 10 to 35 shares, as the case may be, of Common Stock will be combined to become one share of Common Stock without change to the number of authorized shares of Common Stock of the Company) (the “Reverse Stock Split Approval”). If the Reverse Stock Split Approval is not initially obtained at such stockholder meeting, then the Company will be required to call a stockholder meeting every four months thereafter to seek the Reverse Stock Split Approval until it is obtained.

●
Company Guide Approval. In addition, the Reprice Letter Agreements require the Company to seek such stockholder approvals as may be required to comply with the continued listing rules of the NYSE American Company Guide, including pursuant to Section 713, of the NYSE American Company Guide (the “Company Guide Approval”).

●
Voting Commitments. At the time the Participants entered into their respective Reprice Letter Agreements, each Participant also entered into a Participant Voting Commitment that provides for such Participant to vote its shares of Common Stock in favor of the Reverse Stock Split Approval and the Company Guide Approval. The Reprice Letter Agreements also required the Company to obtain similar voting commitments from the Company’s executive officers, directors, more than 10% stockholders and certain other significant stockholders to vote in favor of the Reverse Stock Split Approval and the Company Guide Approval (the “Additional Voting Commitments”).

The foregoing summaries of the material terms of the Amended Warrants, the New Warrants, the Reprice Letter Agreements, the Participant Voting Commitments, the Additional Voting Commitments, and the Leak-Out Agreements are not complete and are qualified in their entirety by reference to the full text thereof, copies of which are filed herewith as Exhibits 4.1, 4.2, 4.3, 4.4, 10.1, 10.2, 10.5, 10.6, and 10.7, respectively, and incorporated by reference herein.

Anti-Dilution Adjustment to Series B Preferred Stock

The Certificate of Designation of Preferences, Rights and Limitations for the Company’s outstanding Series B Non-Voting Convertible Preferred Stock (the “Series B Preferred Stock”), par value $0.01 per share (the “Series B Certificate of Designation”) provides for anti-dilution protections in the event that the Company grants any right to reprice any Company security or issue a new Company security that would entitle the holder to acquire Common Stock at an effective price per share that is lower than the conversion price of the Series B Preferred Stock, which is referred to as “full-ratchet” anti-dilution protection. As a result of the consummation of the Warrant Reprice Transactions that resulted in the Amended Warrants being exercisable at the Reduced Exercise Price and the issuance of New Warrants at the same exercise price, this anti-dilution protection in the Series B Certificate of Designation was triggered. Accordingly, the conversion price of each share of Preferred Stock, which was $0.40 into 2,500 shares of Common Stock, has automatically adjusted downward to now be $0.18 into 5,556 shares of Common Stock. The adjusted conversion price of the Series B Preferred Stock is the same as the Reduced Exercise Price and the exercise price of the New Warrants. Therefore, based on the 11,620 shares of Preferred Stock currently outstanding there will be an additional 35,510,720 shares of Common Stock issuable upon conversion.

2022 Private Placement

On September 9, 2022, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with each of the purchasers named therein (the “2022 Purchasers”) that provides for the Company to sell in a private placement Units, with each Unit consisting of (i) one share of Series C Preferred Stock, (ii) one Long-Term Warrant, and (iii) one Short-Term Warrant. The Company expects to close the 2022 Private Placement in the fourth quarter of 2022 after the Stockholder Approval Date (the “2022 Private Placement Closing Date”), for gross proceeds of $3,250,000, subject to satisfaction of the closing conditions in the Securities Purchase Agreement.

The Company intends to use the net proceeds from the 2022 Private Placement for working capital and general corporate purposes, and has agreed to not use such proceeds for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), for the redemption of any Common Stock, for the settlement of any outstanding litigation, or in violation of the Foreign Corrupt Practices Act of 1977, as amended, or the regulations promulgated by the Office of Foreign Assets Control of the U.S. Treasury Department.

Securities Purchase Agreement

The Securities Purchase Agreement entered into by the Company and the Purchasers contains representations, warranties, and covenants of the Company and each of the Purchasers, as well as indemnification rights and other obligations of the parties.

The closing of the 2022 Private Placement will not occur until on or after the Stockholder Approval Date, and is conditioned upon the Company obtaining the Reverse Stock Split Approval and any Company Guide Approval, and the amendment to the Company’s certificate of incorporation to effect the Reverse Stock Split has been filed with and accepted by the Secretary of State of Delaware. These closing conditions are in addition to other customary closing conditions, including the accuracy of the representations and warranties in the Securities Purchase Agreement, the compliance by the parties with the covenants in the Securities Purchase Agreement, material adverse effect occurred with respect to the Company, and no suspension in the trading of the Common Stock. The parties were also provided with customary termination rights, including the right of the Company or any Purchaser to terminate the Securities Purchase Agreement if the consummation of the 2022 Private Placement has not occurred on or before the fifth (5th) trading day following the date the Reverse Stock Split Approval and the Company Guide Approval are received and effective.

Description of Series C Preferred Stock

The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series C Preferred Stock to be issued in the 2022 Private Placement are set forth in the Company’s form of Certificate of Designation of Preferences, Rights and Limitations of the Series C Non-Voting Preferred Stock (the “Series C Certificate of Designation”), which form is attached as Exhibit 3.1 to this Current Report on Form 8-K. The Series C Certificate of Designation will be filed with the Delaware Secretary of State prior to the closing of the 2022 Private Placement.

Voting Rights

The holders of shares of the Series C Preferred Stock generally will have no voting rights, except as required by law, and except that the consent of the majority of holders of the outstanding Series C Preferred Stock would be required to: (i) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Series C Certificate of Designation, (ii) amend the Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series C Preferred Stock, (iii) increase the number of authorized shares of Series C Preferred Stock, and (iv) enter into any agreement with respect to any of the foregoing.

Dividends

The Holders of the Series C Preferred Stock will be entitled to receive, and the Company will be required to pay, dividends on shares of the Series C Preferred Stock equal (on an as if converted to Common Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. The Series C Preferred Stock will not be entitled to any other dividends.

Conversion and Limitations

Each share of Series C Preferred Stock that the Company issues in the Private Placement will be convertible at a current conversion price of $0.18 into 5,556 shares of Common Stock, or an aggregate of 18,057,000 shares of Common Stock (as the same may be adjusted for the Reverse Stock Split), subject to certain limitations upon conversion. The conversion price for the Series C Preferred Stock and the number of shares of Common Stock issuable upon conversion will be adjusted to reflect the Reverse Stock Split. Pursuant to the Series C Certificate of Designation, the Series C Preferred Stock will be subject to another limitation upon conversion of the Preferred Stock to the extent that, after giving effect to such conversion, the holder of such Series C Preferred Stock (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 4.99% or 9.99% of the outstanding Common Stock.

Dilution Protection

In the event the Company, at any time after the 2022 Private Placement Closing Date and while at least one share of Series C Preferred Stock is outstanding: (i) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of the Series C Preferred Stock or payment of a dividend on the Series C Preferred Stock); (ii) subdivides outstanding shares of Common Stock into a larger number of shares; (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each case the conversion price of the Series C Preferred Stock will be adjusted as provided in the Series C Certificate of Designation. Any adjustment made pursuant to the Series C Certificate of Designation will become effective immediately after the effective date of the applicable event described in subsections (i) through (iv) above. In addition, if the Company at any time while the Series C Preferred Stock is outstanding, but prior to the Ratchet Termination Date (as defined in the Series C Certificate of Designation) sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or any securities of the Company or any of its subsidiaries that would entitle the holder thereof to acquire Common Stock at an effective price per share that is lower than the then conversion price of the Series C Preferred Stock, then the conversion price of the Series C Preferred Stock will be reduced to such lower price, which is referred to as a “full-ratchet” anti-dilution protection. This full-ratchet anti-dilution protection is subject to termination as provided in the Series C Certificate of Designation upon the earlier of: (a) the Common Stock achieving an average trading price of 250% of the conversion price during any 10 days during a 30-consecutive trading day period and (b) 75% of the Series C Preferred Stock issued on the original issue date has been converted. The holders of Series C Preferred Stock will not have any preemptive rights as a result of their ownership of Series C Preferred Stock.

Liquidation Preference

In the event of the Company’s liquidation, dissolution or winding up, the holders of Series C Preferred Stock will be entitled to receive the same amount that a holder of Common Stock would receive if the Series C Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder).

Description of 2022 Warrants

The terms of the 2022 Warrants to be issued in the Private Placement shall be as set forth in the form of Long-Term Warrant and Short-Term Warrant attached as Exhibits 4.5 and 4.6 to this Current Report on Form 8-K. The 2022 Warrants will have an exercise price equal to $0.18, subject to customary anti-dilution adjustments as provided in the 2022 Warrants. The Long-Term Warrants will be immediately exercisable for a period of six (6) years after the date of issuance and the Short-Term Warrants will be immediately exercisable for a period of eighteen (18) months after the date of issuance. The 2022 Warrants will be exercisable for an aggregate of 36,111,114 shares of Common Stock. The exercise price for the 2022 Warrants and the number of shares of Common Stock underlying the 2022 Warrants will be adjusted at the time of issuance to reflect the Reverse Stock Split.

The 2022 Warrants are subject to a provision prohibiting the exercise of such 2022 Warrants to the extent that, after giving effect to such exercise, the holder of such 2022 Warrant (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 4.99% or 9.99% of the outstanding Common Stock.

The 2022 Warrants will not have any preemptive rights or a preference upon any liquidation, dissolution or winding-up of the Company.

Registration Rights Agreement

In connection with the Securities Purchase Agreement and at the closing of the 2022 Private Placement, the Company will enter into a registration rights agreement (the “Registration Rights Agreement”) with the 2022 Purchasers to register the Common Stock underlying the Series C Preferred Stock (the “Series C Preferred Stock Conversion Shares”) and the Common Stock underlying the 2022 Warrants (the “2022 Warrant Shares” and, together with the Series C Preferred Stock Conversion Shares the “2022 Underlying Shares”). Pursuant to the terms of the Registration Rights Agreement, the Company will be required to file an initial registration statement with the Commission covering the resale of the 2022 Underlying Shares no later than 30 days after the Stockholder Approval Date and to use best efforts to have the registration statement declared effective as promptly as practical thereafter.

The foregoing summaries of the material terms of the Securities Purchase Agreement, the Series C Certificate Designation, the Long-Term Warrants, the Short-Term Warrants, and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text thereof, copies of which are filed herewith as Exhibits 10.3, 3.1, 4.5, 4.6, and 10.4, respectively, and incorporated by reference herein.

Private Placement Exemption

None of the issuance of the New Warrants and the New Warrants Shares in the Warrant Reprice Transactions, and the Units, the Series C Preferred Stock, the 2022 Warrants, or the 2022 Underlying Shares in the 2022 Private Placement (collectively, the “2022 Securities”), have been or will be registered at the time of issuance by the Company under the Securities Act, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and by Rule 506 of Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws. No form of general solicitation or general advertising was conducted in connection with the issuance either in the Warrant Reprice Transaction or the 2022 Private Placement. The 2022 Securities issued in each of these private placement transactions contain (or will contain, where applicable) restrictive legends preventing the sale, transfer, or other disposition of such securities, unless registered under the Securities Act, or pursuant to an exemption therefrom. The disclosure contained in this Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the Commission.

Placement Agent

Ladenburg Thalmann & Co. Inc. (“Ladenburg”) agreed to serve as the Company’s exclusive warrant solicitation agent for the Warrant Reprice Transaction and as the Company’s exclusive placement agent in connection with the 2022 Private Placement, in exchange for a fee equal to 8% of the total gross proceeds to the Company from the Warrant Reprice Transactions and the 2022 Private Placement, subject to certain exclusions. The Company also agreed to reimburse Ladenburg for certain related expenses in an amount not to exceed $50,000 in the aggregate.

Additional Matters

The documents entered into in connection with the Warrant Reprice Transactions and the 2022 Private Placement described above and/or attached as an exhibit to this Current Report on Form 8-K (collectively, the “Transaction Documents”) contain representations and warranties of the parties to such agreements that may be subject to limitations, qualifications or exceptions agreed upon by the parties, and may be subject to a contractual standard of materiality that differs from the materiality standard that applies to reports and documents filed with the Commission. In particular, in your review of the representations and warranties contained in the Transaction Documents and described in the foregoing summary, it is important to bear in mind that the representations and warranties were negotiated in connection with separate transactions and with the principal purpose of allocating contractual risk between the parties in such transactions. The representations and warranties, other provisions of the Transaction Documents or any description of these provisions should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this Current Report on Form 8-K and in the other reports, statements and filings that the Company publicly files with the Commission.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the repricing of the 2020 and 2021 Warrants, and the issuance of the New Warrants, along with the New Warrant Shares issuable upon the exercise thereof, and the Private Placement of Units (including the Series C Preferred Stock, the 2022 Warrants, and the 2022 Underlying Shares), is incorporated herein by reference.

Item 8.01	Other Events

On September 9, 2022, the Company issued a press release relating to the matters set forth herein, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Cautionary Language Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about the commercial progress and future financial performance of the Company, as well as the Warrant Reprice Transactions and 2022 Private Placement. This Current Report on Form 8-K contains forward-looking statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs. These statements include, but are not limited to, statements regarding the Company’s current product offerings and marketing efforts, the financial and business impact and effect of the completed Warrant Reprice Transactions, the expected completion of and impact of the 2022 Private Placement, our partnerships, and any future revenue that may result from selling the Company’s products, as well as the Company’s expected future financial results. These statements involve risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by these forward-looking statements. Other risks relating to the Company’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this Current Report on Form 8-K, are detailed in the Company’s latest Form 10-K, subsequent Forms 10-Q and/or Form 8-K filings with the Commission, especially under the heading “Risk Factors.” The forward-looking statements in this Current Report on Form 8-K speak only as of this date, and the Company disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
3.1	Form of Certificate of Designation for the Series C Preferred Stock**
4.1	Form of Amended 2020 Common Stock Warrant
4.2	Form of Amended 2021 Common Stock Warrant
4.3	Form of New Common Stock Warrant for 2020 Participants
4.4	Form of New Common Stock Warrant for 2021 Participants
4.5	Form of Series A-1 Long-Term Common Stock Warrant**
4.6	Form of Series A-2 Short-Term Common Stock Warrant**
10.1	Form of 2020 Reprice Letter Agreement*
10.2	Form of 2021 Reprice Letter Agreement*
10.3	Form of Securities Purchase Agreement*
10.4	Form of Registration Rights Agreement**
10.5	Form of Participant Voting Commitment
10.6	Form of Additional Voting Commitment
10.7	Form of Leak-Out Agreement
99.1	Press Release, dated September 9, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
Certain schedules and exhibits were omitted as well as certain confidential portions of the agreements by means of marking such portions with brackets (due to such confidential portions are not material and would be competitively harmful if publicly disclosed) pursuant to Item 601 of Regulation S-K promulgated by the Commission. The Company agrees to supplementally furnish a copy of any omitted schedule, exhibit or confidential portions to the Commission upon request.

**	These documents are not currently effective and will be entered into and become effective only if the 2022 Private Placement is completed on the Private Placement Closing Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin Hall
Justin Hall
Chief Executive Officer and General Counsel

Dated: September 13, 2022